UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01 Other Events.

On November 29, 2010, Walter Investment Management Corp. (the “Company”) announced that it has entered into letters of intent to acquire pools of residential first lien loans at a total purchase price of $90 million. Additional details on this announcement are contained in a press release dated November 29, 2010 attached hereto as Exhibit 99.1.

Since the reverse merger of Walter Investment Management LLC with Hanover Capital Mortgage Holdings, Inc. in April, 2009, the Company has established that the acquisition of pools of mortgage loans is in the ordinary course of the Company’s business. Therefore, unless otherwise required to be reported on a Current Form 8-K, the Company no longer intends to file reports on such acquisitions in the future.

On December 1, 2010, the Company announced that Mid-State Capital Trust 2010-1 (the “Trust”), a newly formed Delaware statutory trust and subsidiary of Mid-State Capital, LLC, a wholly owned subsidiary of the Company, closed on the sale of $135 million of residential mortgage backed notes.  Additional details on the sale are contained in a press release dated December 1, 2010 attached hereto as Exhibit 99.2

The information contained in this Item 8.01 is being furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into a registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Note	Description
99.1		Press Release Dated November 29, 2010
99.2		Press Release Dated December 1, 2010

          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: December 2, 2010	By:	/s/ Stuart Boyd

Stuart Boyd, Vice President,
General Counsel and Secretary

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